NEWS RELEASE

PAR PACIFIC HOLDINGS REPORTS THIRD QUARTER 2019 RESULTS

HOUSTON, November 4, 2019 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today reported its financial results for the quarter ended September 30, 2019.

Third Quarter 2019 Highlights

•	Net Loss of $83.9 million, or $(1.65) per diluted share; including an $81.5 million non-cash impairment charge related to Laramie Energy

•	Adjusted Net Income of $6.7 million, or $0.13 per diluted share

•	Adjusted EBITDA of $49.7 million

•	Net cash provided by operations of $74.4 million

•	Record Wyoming and Washington refinery profitability

•	Record Retail segment profitability

•	Hawaii diesel hydrotreater unit completed and fully operational

Par Pacific reported a net loss of $83.9 million, or $(1.65) per diluted share, for the quarter ended September 30, 2019, compared to a net loss of $5.8 million, or $(0.13) per diluted share, for the same quarter in 2018. Third quarter 2019 Adjusted Net Income was $6.7 million, compared to $6.0 million in the third quarter of 2018. Third quarter 2019 Adjusted EBITDA was $49.7 million, compared to $27.6 million in the third quarter of 2018. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this news release.

“I am pleased to report year-over-year earnings growth across all our operating segments and another quarter of strong free cash flow generation,” said William Pate, Par Pacific's President and Chief Executive Officer. “Our Retail segment and Wyoming and Washington refineries reported record profitability and demonstrate the merits of our integrated model and balanced crude exposure. The resiliency of our quarterly results affirms my confidence in our long-term earnings and cash flow generation capability.”

Refining
The Refining segment reported operating income of $3.3 million in the third quarter of 2019, compared to operating income of $0.4 million in the third quarter of 2018. Adjusted Gross Margin for the Refining segment was $88.8 million in the third quarter of 2019, compared to $52.9 million in the third quarter of 2018.

Refining Adjusted EBITDA was $25.7 million in the third quarter of 2019, compared to $16.1 million in the third quarter of 2018. Third quarter 2019 Refining results include $5.7 million of net RINs benefit primarily due to our Hawaii and Wyoming refineries obtaining small refinery exemptions for the 2018 compliance year.

Hawaii
The 4-1-2-1 Singapore Crack Spread was $9.36 per barrel in the third quarter of 2019, compared to $7.81 per barrel in the third quarter of 2018. The Hawaii refinery’s throughput in the third quarter of 2019, across our two locations, was 95 thousand barrels per day (Mbpd). This compares to throughput of 72 Mbpd for the same quarter in 2018, for our original location. Production costs were $4.17 per throughput barrel in the third quarter of 2019, compared to $3.97 per throughput barrel in the same period in 2018.

Washington
The Pacific Northwest 5-2-2-1 Index averaged $14.76 per barrel in the third quarter of 2019. The Washington refinery’s throughput was 38 Mbpd and production costs were $4.40 per throughput barrel in the third quarter of 2019.

Wyoming
During the third quarter of 2019, the Wyoming 3-2-1 Index averaged $27.32 per barrel, compared to $26.25 per barrel in the third quarter of 2018. The Wyoming refinery’s throughput was 17 Mbpd in the third quarter of 2019, consistent with the third quarter of 2018. Production costs were $6.33 per throughput barrel in the third quarter of 2019, compared to $6.10 per throughput barrel in the same period in 2018.

Retail
The Retail segment reported record operating income of $14.4 million in the third quarter of 2019, compared to $10.7 million in the third quarter of 2018. Adjusted Gross Margin for the Retail segment was $34.6 million in the third quarter of 2019, compared to $29.0 million in the same quarter of 2018.

Retail Adjusted EBITDA was $17.0 million in the third quarter of 2019, compared to $12.5 million in the third quarter of 2018. The Retail segment reported sales volumes of 32.8 million gallons in the third quarter of 2019, compared to 32.2 million gallons in the same quarter of 2018.

Logistics
The Logistics segment reported operating income of $13.6 million in the third quarter of 2019, compared to $9.0 million in the third quarter of 2018. Adjusted Gross Margin for the Logistics segment was $20.9 million in the third quarter of 2019, compared to $12.3 million in the same quarter of 2018.

Logistics Adjusted EBITDA was $18.4 million in the third quarter of 2019, compared to $10.6 million in the third quarter of 2018.

Laramie Energy
Equity losses from Laramie in the third quarter of 2019 were $85.6 million, including a non-cash impairment charge of $81.5 million, compared to equity earnings of $1.1 million in the third quarter of 2018. Laramie’s total net loss was $12.6 million in the third quarter of 2019, compared to a net loss of $0.2 million in the third quarter of 2018. Laramie’s total Adjusted EBITDAX was $18.6 million in the third quarter of 2019, compared to $29.2 million in the third quarter of 2018.

At September 30, 2019, we conducted an impairment evaluation of our investment in Laramie Energy because of the significant decline in natural gas prices over the second quarter of 2019 and continued deterioration in the third quarter of 2019. As a result, we have recorded a non-cash impairment charge of $81.5 million in the third quarter of 2019.

Liquidity
Net cash provided by operations totaled $74.4 million for the three months ended September 30, 2019, compared to $20.6 million during the three months ended September 30, 2018. At September 30, 2019, Par Pacific’s cash balance totaled $110.7 million, long-term debt totaled $642.4 million, and total liquidity was $175.3 million.

Conference Call Information
A conference call is scheduled for Tuesday, November 5, 2019 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-877-407-3982 inside the U.S. or 1-201-493-6780 outside the U.S. and ask for the Par Pacific call. Please dial in at least 10 minutes early to register. The webcast may be accessed online through the Company’s website at http://www.parpacific.com on the Investor Relations page. A telephone replay will be available until November 19, 2019 and may be accessed by calling 1-844-512-2921 inside the U.S. or 1-412-317-6671 outside the U.S. and using the conference ID 13695219.

About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, owns and operates market-leading energy and infrastructure businesses. Par Pacific’s strategy is to acquire and develop energy and infrastructure businesses in logistically-complex markets. Par Pacific owns and operates one of the largest energy networks in Hawaii with 148,000-bpd of combined refining capacity, a logistics system supplying the major islands of the state and 91 retail locations. In the Pacific Northwest and the Rockies, Par Pacific owns and operates 60,000-bpd of combined refining capacity, related multimodal logistics systems, and 33 retail locations.  Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements
This news release (and oral statements regarding the subject matter of this news release, including those made on the conference call and webcast announced herein) includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about: expected market conditions; expected refinery throughput; anticipated capital expenditures, including major maintenance costs, and their effect on our financial and operating results, including earnings per share and free cash flow; anticipated retail sales volumes and on-island sales; the anticipated financial and operational results of Laramie Energy, LLC; the amount of our discounted net cash flows and the impact of our NOL carryforwards thereon; our ability to identify, acquire and operate energy, related retailing and infrastructure companies with attractive competitive positions; the timing and expected results of certain development projects, including Par Pacific’s investment in an isomerization unit and diesel hydrotreater, as well as the impact of such investments on Par Pacific’s product mix and on-island sales; anticipated synergies and other benefits of the Island Energy Services transaction and the U.S. Oil & Refining Co. transaction; the anticipated financial and operating results of the assets acquired in the Island Energy Services transaction and the U.S. Oil & Refining Co. transaction and their effect on Par Pacific’s cash flows and profitability (including free cash flow and earnings per share); and other risks and uncertainties detailed in Par Pacific’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents that Par Pacific files with the Securities and Exchange Commission (SEC). Additionally, forward looking statements are subject to certain risks, trends, and uncertainties, such as changes to financial condition and liquidity; the volatility of crude oil and refined product prices; operating disruptions at our refineries resulting from unplanned maintenance events or natural disasters; uncertainties inherent in estimating oil, natural gas and NGL reserves; environmental risks; and risks of political or regulatory changes. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Suneel Mandava
SVP, Finance
(713) 969-2136
smandava@parpacific.com

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$1,401,638	$909,781	$4,002,382	$2,531,616
Operating expenses
Cost of revenues (excluding depreciation)	1,265,755	822,785	3,578,329	2,232,608
Operating expense (excluding depreciation)	83,237	54,905	231,741	158,975
Depreciation, depletion, and amortization	22,227	13,192	65,103	39,004
General and administrative expense (excluding depreciation)	11,391	11,871	34,435	35,981
Acquisition and integration costs	623	2,134	4,325	3,515
Total operating expenses	1,383,233	904,887	3,913,933	2,470,083
Operating income	18,405	4,894	88,449	61,533
Other income (expense)
Interest expense and financing costs, net	(18,348)	(10,425)	(57,336)	(29,346)
Debt extinguishment and commitment costs	—	—	(9,186)	—
Other income, net	83	85	2,347	861
Change in value of common stock warrants	(826)	(1,067)	(3,065)	(396)
Change in value of contingent consideration	—	—	—	(10,500)
Equity earnings (losses) from Laramie Energy, LLC	(85,633)	1,050	(84,841)	4,274
Total other income (expense), net	(104,724)	(10,357)	(152,081)	(35,107)
Income (loss) before income taxes	(86,319)	(5,463)	(63,632)	26,426
Income tax benefit (expense)	2,428	(359)	69,002	(885)
Net income (loss)	$(83,891)	$(5,822)	$5,370	$25,541

Weighted-average shares outstanding
Basic	50,942	45,709	49,973	45,676
Diluted	50,942	45,709	50,071	45,721

Income (loss) per share
Basic	$(1.65)	$(0.13)	$0.11	$0.55
Diluted	$(1.65)	$(0.13)	$0.11	$0.55
Balance Sheet Data
(Unaudited)
(in thousands)

	September 30, 2019	December 31, 2018
Balance Sheet Data
Cash and cash equivalents	$110,688	$75,076
Working capital (1)	(122,206)	4,348
Debt, including current portion	642,421	392,640
Total stockholders’ equity	579,510	512,329
________________________________________

(1)	Working capital is calculated as (i) total current assets, excluding cash and cash equivalents less (ii) total current liabilities, excluding current portion of long-term debt.

Operating Statistics
The following table summarizes certain operational data:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019 (1)	2018 (1)	2019 (1)	2018 (1)
Total Refining Segment
Feedstocks Throughput (Mbpd) (2)	150.7	88.6	161.9	90.8
Refined product sales volume (Mbpd) (2)	184.5	99.9	175.1	99.2

Hawaii Refinery
Feedstocks Throughput (Mbpd)	95.4	71.5	108.1	73.8

Yield (% of total throughput)
Gasoline and gasoline blendstocks	23.5%	26.0%	23.1%	27.4%
Distillates	44.2%	49.9%	43.9%	48.6%
Fuel oils	26.6%	16.0%	26.6%	16.3%
Other products	1.4%	4.8%	2.9%	4.5%
Total yield	95.7%	96.7%	96.5%	96.8%

Refined product sales volume (Mbpd)
On-island sales volume	112.4	75.3	111.0	72.2
Exports sale volume	12.5	8.3	6.9	9.9
Total refined product sales volume	124.9	83.6	117.9	82.1

Adjusted Gross Margin per bbl ($/throughput bbl) (3)	$0.98	$3.75	$2.82	$4.78
Production costs per bbl ($/throughput bbl) (4)	4.17	3.97	3.22	3.72
DD&A per bbl ($/throughput bbl)	0.50	0.66	0.45	0.68

Washington Refinery
Feedstocks Throughput (Mbpd) (2)	38.2	—	38.2	—

Yield (% of total throughput)
Gasoline and gasoline blendstocks	22.9%	—%	23.7%	—%
Distillate	35.1%	—%	35.6%	—%
Asphalt	20.9%	—%	18.8%	—%
Other products	18.5%	—%	19.4%	—%
Total yield	97.4%	—%	97.5%	—%

Refined product sales volume (Mbpd) (2)	41.4	—	41.1	—

Adjusted Gross Margin per bbl ($/throughput bbl) (3)	$11.33	$—	$10.10	$—
Production costs per bbl ($/throughput bbl) (4)	4.40	—	4.55	—
DD&A per bbl ($/throughput bbl)	1.42	—	1.59	—

Wyoming Refinery
Feedstocks Throughput (Mbpd)	17.1	17.1	17.0	17.0

Yield (% of total throughput)
Gasoline and gasoline blendstocks	46.7%	47.7%	49.0%	48.2%
Distillate	47.1%	46.0%	44.8%	46.3%
Fuel oils	1.8%	2.1%	1.8%	1.8%
Other products	1.9%	1.7%	1.9%	1.3%
Total yield	97.5%	97.5%	97.5%	97.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019 (1)	2018 (1)	2019 (1)	2018 (1)
Wyoming Refinery (continued)
Refined product sales volume (Mbpd)	18.2	16.3	17.6	17.1

Adjusted Gross Margin per bbl ($/throughput bbl) (3)	$25.65	$17.93	$19.06	$16.51
Production costs per bbl ($/throughput bbl) (4)	6.33	6.10	6.49	6.63
DD&A per bbl ($/throughput bbl)	2.97	2.54	2.86	2.28

Market Indices ($ per barrel)
4-1-2-1 Singapore Crack Spread (5)	$9.36	$7.81	$7.50	$6.87
Pacific Northwest 5-2-2-1 Index (6)	14.76	—	14.47	—
Wyoming 3-2-1 Index (7)	27.32	26.25	23.81	22.34

Crude Prices
Brent crude price	$62.03	$75.93	$64.77	$72.73
WTI crude price	56.44	69.43	57.09	66.77
ANS	63.63	75.83	65.71	72.78
Bakken Clearbrook	55.32	68.58	56.22	66.10
WCS Hardisty	43.61	41.67	45.07	42.68
Brent M1-M3	1.10	0.11	0.87	0.53

Retail Segment
Retail sales volumes (thousands of gallons) (8)	32,786	32,217	94,330	85,896

________________________________________

(1)
Previously reported logistics pipeline throughput volumes have been removed from the Operating Statistics table post-closing of the Washington refinery acquisition as we have determined that pipeline throughput is no longer a relevant indicator of logistics segment profitability given the low weighting of pipeline movements at the Washington refinery. Operating income (loss) per bbl has also been removed from the table because we do not believe it to be an indicative measure of our refineries’ profitability.

(2)
Feedstocks throughput and sales volumes per day for the Washington refinery for the three and nine months ended September 30, 2019 are calculated based on the 92 and 263-day periods for which we owned the Washington refinery in 2019, respectively. As such, the amounts for the total refining segment represent the sum of the Hawaii and Wyoming refineries’ throughput or sales volumes averaged over the three and nine months ended September 30, 2019 plus the Washington refinery’s throughput or sales volumes averaged over the periods from July 1, 2019 to September 30, 2019 and January 11, 2019 to September 30, 2019, respectively. The 2018 amounts for the total refining segment represent the sum of the Hawaii and Wyoming refineries’ throughput or sales volumes averaged over the three and nine months ended September 30, 2018.

(3)
Please see discussion of Adjusted Gross Margin below. We calculate Adjusted Gross Margin per barrel by dividing Adjusted Gross Margin by total refining throughput. Adjusted Gross Margin for our Washington refinery is determined under the last-in, first-out (“LIFO”) inventory costing method. Adjusted Gross Margin for our other refineries is determined under the under the first-in, first-out (“FIFO”) inventory costing method.

(4)
Management uses production costs per barrel to evaluate performance and compare efficiency to other companies in the industry. There is a variety of ways to calculate production costs per barrel; different companies within the industry calculate it in different ways. We calculate production costs per barrel by dividing all direct production costs, which include the costs to run the refinery including personnel costs, repair and maintenance costs, insurance, utilities, and other miscellaneous costs, by total refining throughput. Our production costs are included in Operating expense (excluding depreciation) on our condensed consolidated statement of operations, which also includes costs related to our bulk marketing operations.

(5)
The profitability of our Hawaii business is heavily influenced by crack spreads in the Singapore market. This market reflects the closest liquid market alternative to source refined products for Hawaii. We believe the 4-1-2-1 Singapore crack spread (or four barrels of Brent crude oil converted into one barrel of gasoline, two barrels of distillate (diesel and jet fuel) and one barrel of fuel oil) best reflects a market indicator for our Hawaii operations.

(6)
We believe the Pacific Northwest 5-2-2-1 Index is the best market indicator for our operations in Tacoma, Washington. The Pacific Northwest 5-2-2-1 Index is computed by taking two parts gasoline (sub-octane), two parts middle distillates (ULSD and jet fuel), and one part fuel oil as created from a barrel of Alaskan North Slope crude. The 2019 prices for the three and nine months ended September 30, 2019 represent the price averaged over the periods from July 1, 2019 to September 30, 2019 and January 11, 2019 to September 30, 2019, respectively.

(7)
The profitability of our Wyoming refinery is heavily influenced by crack spreads in nearby markets. We believe the Wyoming 3-2-1 Index is the best market indicator for our operations in Wyoming. The Wyoming 3-2-1 Index is computed by taking two parts gasoline and one part distillate (ULSD) as created from three barrels of West Texas Intermediate Crude Oil (“WTI”). Pricing is based 50% on applicable product pricing in Rapid City, South Dakota, and 50% on applicable product pricing in Denver, Colorado.

(8)
Retail sales volumes for the three and nine months ended September 30, 2018 include the 92 and 192 days of retail sales volumes from Northwest Retail since its acquisition on March 23, 2018, respectively. The 2019 amounts represent the sum of the Hawaii and Northwest Retail sales volumes for the three and nine months ended September 30, 2019.

Non-GAAP Performance Measures
Management uses certain financial measures to evaluate our operating performance that are considered non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and our calculations thereof may not be comparable to similarly titled measures reported by other companies.
Adjusted Gross Margin
Adjusted Gross Margin is defined as (i) operating income (loss) plus operating expense (excluding depreciation); impairment expense; inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase obligations, and purchase price allocation adjustments); DD&A; RINs loss (gain) in excess of net obligation (see definition below); and unrealized loss (gain) on derivatives or (ii) revenues less cost of revenues (excluding depreciation) plus inventory valuation adjustment, unrealized loss (gain) on derivatives, and RINs loss (gain) in excess of net obligation. We define cost of revenues (excluding depreciation) as the hydrocarbon-related costs of inventory sold, transportation costs of delivering product to customers, crude oil consumed in the refining process, costs to satisfy our Renewable Identification Numbers (“RINs”) obligations, and certain hydrocarbon fees and taxes. Cost of revenues (excluding depreciation) also includes the unrealized gain (loss) on derivatives and the inventory valuation adjustment that we exclude from Adjusted Gross Margin.
Beginning in the fourth quarter of 2018, Adjusted Net Income (loss) excludes RINs loss (gain) recorded in excess of our net RINs obligation (“RINs loss (gain) in excess of net obligation”). Our RINs obligations to comply with Renewable Fuels Standards are recorded as liabilities and measured at fair value as of the end of the reporting period. Our RINs assets, which include RINS purchased in on the open market and RINs generated by blending biofuels as part of our refining process, are stated at the lower of cost or net realizable value (NRV) as of the end of the reporting period. During periods of rising RINs market prices, we recognize unrealized losses associated with the increase in the fair value of our RINs liabilities. We do not adjust the carrying value of our RINs assets because such assets are stated at the lower of cost or NRV under GAAP. This adjustment represents the income statement effect of reflecting our RINs liability on a net basis, as the settlement of any open obligation would first be offset by RINs assets rather than purchasing such RINs obligations at market prices. We have recast the non-GAAP information for the three and nine months ended September 30, 2018 to conform to the current period presentation.
Management believes Adjusted Gross Margin is an important measure of operating performance and uses Adjusted Gross Margin per barrel to evaluate operating performance and compare profitability to other companies in the industry and to industry benchmarks. Management believes Adjusted Gross Margin provides useful information to investors because it eliminates the gross impact of volatile commodity prices and adjusts for certain non-cash items and timing differences created by our inventory financing agreements and lower of cost or net realizable value adjustments to demonstrate the earnings potential of the business before other fixed and variable costs, which are reported separately in Operating expense (excluding depreciation) and Depreciation, depletion, and amortization.
Adjusted Gross Margin should not be considered an alternative to operating income (loss), cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted Gross Margin presented by other companies may not be comparable to our presentation since each company may define this term differently as they may include other manufacturing costs and depreciation expense in cost of revenues.
The following tables present a reconciliation of Adjusted Gross Margin to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

Three months ended September 30, 2019	Refining	Logistics	Retail
Operating income	$3,253	$13,560	$14,437
Operating expense (excluding depreciation)	63,041	2,553	17,643
Depreciation, depletion, and amortization	14,088	4,798	2,523
Inventory valuation adjustment	24,796	—	—
RINs loss (gain) in excess of net obligation	(1,240)	—	—
Unrealized loss (gain) on derivatives	(15,154)	—	—
Adjusted Gross Margin	$88,784	$20,911	$34,603

Three months ended September 30, 2018	Refining	Logistics	Retail
Operating income	$438	$8,959	$10,650
Operating expense (excluding depreciation)	36,766	1,663	16,476
Depreciation, depletion, and amortization	8,336	1,654	1,876
Inventory valuation adjustment	3,944	—	—
RINs loss (gain) in excess of net obligation	518	—	—
Unrealized loss (gain) on derivatives	2,858	—	—
Adjusted Gross Margin	$52,860	$12,276	$29,002

Nine Months Ended September 30, 2019	Refining	Logistics	Retail
Operating income	$50,801	$42,350	$36,527
Operating expense (excluding depreciation)	173,689	7,945	50,107
Depreciation, depletion, and amortization	42,579	12,683	7,429
Inventory valuation adjustment	3,625	—	—
RINs loss (gain) in excess of net obligation	(3,039)	—	—
Unrealized loss (gain) on derivatives	5,523	—	—
Adjusted Gross Margin	$273,178	$62,978	$94,063

Nine Months Ended September 30, 2018	Refining	Logistics	Retail
Operating income	$53,593	$26,402	$24,245
Operating expense (excluding depreciation)	108,862	5,870	44,239
Depreciation, depletion, and amortization	24,173	4,969	6,441
Inventory valuation adjustment	(20,034)	—	—
RINs loss (gain) in excess of net obligation	1,408	—	—
Unrealized loss (gain) on derivatives	4,849	—	—
Adjusted Gross Margin	$172,851	$37,241	$74,925

Adjusted Net Income (Loss) and Adjusted EBITDA
Adjusted Net Income (Loss) is defined as Net income (loss) excluding changes in the value of contingent consideration and common stock warrants, acquisition and integration costs, unrealized (gain) loss on derivatives, debt extinguishment and commitment costs, release of tax valuation allowance, inventory valuation adjustment, severance costs, impairment expense, (gain) loss on sale of assets and Par’s share of Laramie Energy’s unrealized loss (gain) on derivatives. Beginning in the fourth quarter of 2018, Adjusted Net Income (Loss) excludes RINs loss (gain) in excess of net obligation (as defined in the Adjusted Gross Margin section above). Beginning in 2019, Adjusted Net Income (Loss) also excludes impairment expense associated with our investment in Laramie Energy.
Adjusted EBITDA is Adjusted Net Income (Loss) excluding interest expense and financing costs, income taxes, DD&A, and equity losses (earnings) from Laramie Energy, excluding Par’s share of Laramie’s unrealized loss (gain) on derivatives. Beginning in 2019, equity losses (earnings) from Laramie Energy also excludes impairment of Par’s investment. We have recast the non-GAAP information for the three and nine months ended September 30, 2018 to conform to the current period presentation.
We believe Adjusted Net Income (Loss) and Adjusted EBITDA are useful supplemental financial measures that allow investors to assess:

•	The financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;

•	The ability of our assets to generate cash to pay interest on our indebtedness; and

•	Our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure.
Adjusted Net Income (Loss) and Adjusted EBITDA should not be considered in isolation, or as a substitute for, operating income (loss), net income (loss), cash flows provided by operating, investing, and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted Net Income (Loss) and Adjusted EBITDA presented by other companies may not be comparable to our presentation as other companies may define these terms differently.
The following table presents a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$(83,891)	$(5,822)	$5,370	$25,541
Inventory valuation adjustment	24,796	3,944	3,625	(20,034)
RINs loss (gain) in excess of net obligation	(1,240)	518	(3,039)	1,408
Unrealized loss (gain) on derivatives	(15,154)	2,858	5,523	4,849
Acquisition and integration costs	623	2,134	4,325	3,515
Debt extinguishment and commitment costs	—	—	9,186	—
Release of tax valuation allowance (1)	(2,751)	—	(70,420)	—
Change in value of common stock warrants	826	1,067	3,065	396
Change in value of contingent consideration	—	—	—	10,500
Impairment of Investment in Laramie Energy, LLC (2)	81,515	—	81,515	—
Par’s share of Laramie Energy’s unrealized loss (gain) on derivatives (2)	1,961	1,271	(3,129)	2,440
Adjusted Net Income (3)	6,685	5,970	36,021	28,615
Depreciation, depletion, and amortization	22,227	13,192	65,103	39,004
Interest expense and financing costs, net	18,348	10,425	57,336	29,346
Equity losses (earnings) from Laramie Energy, LLC, excluding Par’s share of unrealized loss (gain) on derivatives and impairment of Par's investment	2,157	(2,321)	6,455	(6,714)
Income tax expense (benefit)	323	359	1,418	885
Adjusted EBITDA	$49,740	$27,625	$166,333	$91,136
________________________________________

(1)	Included in Income tax benefit (expense) on our Condensed Consolidated Statements of Operations.

(2)	Included in Equity earnings (losses) from Laramie Energy, LLC on our Condensed Consolidated Statements of Operations.

(3)	For the three and nine months ended September 30, 2019 and 2018, there were no severance costs or (gain) loss on sale of assets.

The following table sets forth the computation of basic and diluted Adjusted Net Income (Loss) per share (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted Net Income (loss)	$6,685	$5,970	$36,021	$28,615
Undistributed Adjusted Net Income allocated to participating securities (1)	70	78	397	384
Adjusted Net Income attributable to common stockholders	6,615	5,892	35,624	28,231
Plus: effect of convertible securities	—	—	—	—
Numerator for diluted income per common share	$6,615	$5,892	$35,624	$28,231

Basic weighted-average common stock shares outstanding	50,942	45,709	49,973	45,676
Add dilutive effects of common stock equivalents	185	54	98	45
Diluted weighted-average common stock shares outstanding	51,127	45,763	50,071	45,721

Basic Adjusted Net Income (loss) per common share	$0.13	$0.13	$0.71	$0.62
Diluted Adjusted Net Income (loss) per common share	$0.13	$0.13	$0.71	$0.62
________________________________________

(1)	Participating securities include restricted stock that has been issued but has not yet vested.
Adjusted EBITDA by Segment
Adjusted EBITDA by segment is defined as Operating income (loss) by segment excluding depreciation, depletion, and amortization expense, inventory valuation adjustment, unrealized loss (gain) on derivatives, and severance costs. Beginning in the fourth quarter of 2018, Adjusted EBITDA by segment also excludes RINs loss (gain) in excess of net obligation (as defined in the Adjusted Gross Margin section above). We have recast the non-GAAP information for the three and nine months ended September 30, 2018 to conform to the current period presentation. Adjusted EBITDA for the Corporate and Other segment also includes Other income, net, which is presented below operating income (loss) on our consolidated statements of operations.
We believe Adjusted EBITDA by segment is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure, or historical cost basis. The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

	Three Months Ended September 30, 2019
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$3,253	$13,560	$14,437	$(12,845)
Depreciation, depletion, and amortization	14,088	4,798	2,523	818
Inventory valuation adjustment	24,796	—	—	—
RINs loss (gain) in excess of net obligation	(1,240)	—	—	—
Unrealized loss (gain) on derivatives	(15,154)	—	—	—
Acquisition and integration costs	—	—	—	623
Other income/expense	—	—	—	83
Adjusted EBITDA (1)	$25,743	$18,358	$16,960	$(11,321)

	Three Months Ended September 30, 2018
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$438	$8,959	$10,650	$(15,153)
Depreciation, depletion, and amortization	8,336	1,654	1,876	1,326
Inventory valuation adjustment	3,944	—	—	—
RINs loss (gain) in excess of net obligation	518	—	—	—
Unrealized loss (gain) on derivatives	2,858	—	—	—
Acquisition and integration costs	—	—	—	2,134
Other income/expense	—	—	—	85
Adjusted EBITDA (1)	$16,094	$10,613	$12,526	$(11,608)

	Nine Months Ended September 30, 2019
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$50,801	$42,350	$36,527	$(41,229)
Depreciation, depletion and amortization	42,579	12,683	7,429	2,412
Inventory valuation adjustment	3,625	—	—	—
RINs loss (gain) in excess of net obligation	(3,039)	—	—	—
Unrealized loss (gain) on derivatives	5,523	—	—	—
Acquisition and integration costs	—	—	—	4,325
Other income/expense	—	—	—	2,347
Adjusted EBITDA (1)	$99,489	$55,033	$43,956	$(32,145)

	Nine Months Ended September 30, 2018
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$53,593	$26,402	$24,245	$(42,707)
Depreciation, depletion and amortization	24,173	4,969	6,441	3,421
Inventory valuation adjustment	(20,034)	—	—	—
RINs loss (gain) in excess of net obligation	1,408	—	—	—
Unrealized loss (gain) on derivatives	4,849	—	—	—
Acquisition and integration costs	—	—	—	3,515
Other income/expense	—	—	—	861
Adjusted EBITDA (1)	$63,989	$31,371	$30,686	$(34,910)
________________________________________

(1)	There were no severance costs for the three and nine months ended September 30, 2019 and 2018.

Free Cash Flow
Free Cash Flow is defined as cash provided by (used in) operations less capital expenditures.  We believe Free Cash Flow is a useful supplemental financial measure to evaluate our ability to generate cash to repay our indebtedness or make discretionary investments. Free Cash Flow should be considered in addition to, rather than as a substitute for, net income as a measure of our financial performance and net cash provided by (used in) operations as a measure of our liquidity.  Free Cash Flow presented by other companies may not be comparable to our presentation as other companies may define these terms differently.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash provided by (used in) operations	74,395	20,573	98,632	51,900
Less: Capital Expenditures	22,682	12,541	64,086	30,198
Free Cash Flow	51,713	8,032	34,546	21,702

Laramie Energy Adjusted EBITDAX
Adjusted EBITDAX is defined as net income (loss) excluding commodity derivative loss (gain), loss (gain) on settled derivative instruments, interest expense, non-cash preferred dividend, depreciation, depletion, amortization, and accretion, exploration and geological and geographical expense, bonus accrual, equity-based compensation expense, loss (gain) on disposal of assets, pipeline (payment) deficiency accrual, and expired acreage (non-cash). We believe Adjusted EBITDAX is a useful supplemental financial measure to evaluate the economic and operational performance of exploration and production companies such as Laramie Energy.
The following table presents a reconciliation of Laramie Energy’s Adjusted EBITDAX to the most directly comparable GAAP financial measure, net income (loss) for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$(12,586)	$(151)	$(18,139)	$(1,708)
Commodity derivative loss (gain)	(1,599)	3,132	(640)	3,599
Loss (gain) on settled derivative instruments	5,861	115	(6,163)	3,104
Interest expense	2,719	2,550	9,543	6,760
Non-cash preferred dividend	1,309	1,198	2,541	3,454
Depreciation, depletion, amortization, and accretion	21,303	21,325	64,953	54,414
Exploration and geological and geographical expense	18	46	246	276
Bonus accrual	775	828	(1,041)	(308)
Equity-based compensation expense	9	71	150	3,177
Loss (gain) on disposal of assets	(58)	(801)	1,454	(809)
Pipeline (payment) deficiency accrual	—	—	(1,162)	(1,178)
Expired acreage (non-cash)	817	866	1,236	1,133
Total Adjusted EBITDAX	$18,568	$29,179	$52,978	$71,914